FOR RELEASE: Immediately

Contact:
Richard K. Arter            Investor Relations              941-362-1200
Richard J. Dobbyn           Chief Financial Officer         941-362-1200

          SUN HYDRAULICS CORPORATION REPORTS THIRD QUARTER EPS OF $0.08

SARASOTA, FLA, NOVEMBER 6, 2002 - Sun Hydraulics Corporation (NASDAQ: SNHY) today announced that net sales for the third quarter ended September 28, 2002, were $16.04 million, a decrease of $1.37 million, or 7.9%, from the previous quarter, and an increase of $0.92 million, or 6.1%, compared to the net sales for the quarter ended September 29, 2001. Net income for the quarter ended September 28, 2002, was $0.51 million, or 3.2% of net sales, compared to $0.77 million, or 4.4% of net sales for the previous quarter, and $0.15 million, or 1.0% of net sales for the same quarter last year. Both basic and diluted earnings per share for the quarter ended September 28, 2002, were $0.08, compared to $0.02 for the quarter ended September 29, 2001.

Orders for the three months ended September 28, 2002, were $15.76 million. This was a $1.05 million, or 7.2%, increase from the three months ended September 29, 2001, and a $2.52 million, or 13.8%, decrease compared to the previous quarter ended June 29, 2002. The 13.8% decrease from the previous quarter included a 15.0% decrease in domestic orders, and a 12.5% decrease in international orders as follows: Korean orders decreased 13.2%, German orders decreased 5.8% and United Kingdom orders decreased 15.8%.

Historically, the Company's order trends have tracked the manufacturing capacity utilization index in the United States. This index increased in January 2002 for the first time in approximately two years and generally continued to increase modestly each month through July before decreasing slightly in August and September.

"The Company's order rate since July has mirrored the lack of upward movement in the capacity utilization index," said Sun Hydraulics president Allen Carlson. "What we had hoped was a normal summer slow down has turned out to be a stalling of the economic recovery in the manufacturing sector, particularly in the United States."

OUTLOOK

Based on the current order rates, the Company forecasts net sales for the fourth quarter ending December 28, 2002, to be in the range of $15.2 to $15.8 million. Net income for the quarter is estimated to be between $0.04 and $0.07 per share. Net income for the year would then be $0.26 to $0.29 per share.

"The protracted recession in the manufacturing sector of the economy has not changed our belief that preserving the workforce, while continuing to make prudent capital expenditures to improve productivity, will yield a return and is in the best long-term interest of our shareholders," concluded Carlson.

Sun Hydraulics Corporation will broadcast its third quarter conference call with analysts live over the Internet at 2:30 P.M. E.S.T. today, November 6, 2002. To listen, go to http://investor.sunhydraulics.com/medialist.cfm.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

         Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products;
(ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs;
(v) the declaration and payment of dividends; and (vi) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

         Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and
(vi) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-Q for the quarter ended September 28, 2002, and under the heading "Business" and particularly under the subheading, "Business Risk Factors" in the Company's Form 10-K for the year ended December 29, 2001. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SUN HYDRAULICS CORPORATION
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                   SEPTEMBER 28, 2002   DECEMBER 29, 2001
                                                                                      (UNAUDITED)
ASSETS
Current assets:
    Cash and cash equivalents                                                               4,169          $    3,611
    Accounts receivable, net of allowance for
      doubtful accounts of $201 and $195                                                    6,295               4,755
    Inventories                                                                             6,936               7,238
    Taxes receivable                                                                           --                 668
    Other current assets                                                                      382                 985
                                                                                       ----------          ----------
    Total current assets                                                                   17,782              17,257

Property, plant and equipment, net                                                         44,357              43,555
Goodwill (net)                                                                                714                 714
Other assets                                                                                  275                 224
                                                                                       ----------          ----------
    TOTAL ASSETS                                                                       $   63,128          $   61,750
                                                                                       ==========          ==========

LIABILITIES, REDEEMABLE COMMON STOCK
  AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                                   $    1,787          $    1,323
    Accrued expenses and other liabilities                                                  1,786               1,494
    Long-term debt due within one year                                                      1,390               1,405
    Dividends payable                                                                         258                 257
    Taxes payable                                                                             458                  --
                                                                                       ----------          ----------
    Total current liabilities                                                               5,679               4,479

Long-term debt due after one year                                                           8,495               9,258
Deferred income taxes                                                                       3,858               3,848
Other noncurrent liabilities                                                                  390                 427
                                                                                       ----------          ----------
    Total liabilities                                                                      18,422              18,012

Redeemable Common Stock                                                                     2,250                  --

Shareholders' equity:
    Preferred stock, 2,000,000 shares authorized,
      par value $0.001, no shares outstanding                                                  --                  --
    Common stock, 20,000,000 shares authorized,
      par value $0.001, 6,442,794 shares outstanding                                            6                   6
    Capital in excess of par value                                                         22,469              24,502
    Retained earnings                                                                      19,639              19,001
                                                                                              342                 229
    Accumulated other comprehensive income                                                     --
                                                                                       ----------          ----------
    Total shareholders' equity                                                             42,456              43,738

    TOTAL LIABILITIES, REDEEMABLE COMMON STOCK, AND
      SHAREHOLDERS' EQUITY                                                             $   63,128          $   61,750
                                                                                       ==========          ==========

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  THREE MONTHS ENDED
                                                                     SEPTEMBER 28, 2002         SEPTEMBER 29, 2001
                                                                         (UNAUDITED)                (UNAUDITED)
NET SALES                                                                 $  16,043                  $  15,119
Cost of sales                                                                11,995                     11,849
                                                                          ---------                  ---------
GROSS PROFIT                                                                  4,048                      3,270
Selling, engineering and
administrative expenses                                                       3,021                      2,975
                                                                          ---------                  ---------
OPERATING INCOME                                                              1,027                        295
Interest expense                                                                153                        218
Miscellaneous expense/(income)                                                   94                       (125)
                                                                          ---------                  ---------
INCOME BEFORE INCOME TAXES                                                      780                        202
Income tax provision                                                            273                         51
                                                                          ---------                  ---------
NET INCOME                                                                $     507                  $     151
                                                                          =========                  =========
BASIC NET INCOME PER COMMON SHARE                                         $    0.08                  $    0.02
WEIGHTED AVERAGE BASIC SHARES OUTSTANDING                                     6,433                      6,408
DILUTED NET INCOME PER COMMON SHARE                                       $    0.08                  $    0.02
WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING                                   6,577                      6,564

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                NINE MONTHS ENDED
                                                                    SEPTEMBER 28, 2002      SEPTEMBER 29, 2001
                                                                         (UNAUDITED)             (UNAUDITED)
NET SALES                                                                 $  49,069               $  51,623
Cost of sales                                                                36,803                  38,807
                                                                          ---------               ---------
GROSS PROFIT                                                                 12,266                  12,816
Selling, engineering and administrative expenses                              9,472                   9,807
                                                                          ---------               ---------
OPERATING INCOME                                                              2,794                   3,009
Interest expense                                                                455                     675
Miscellaneous expense/(income)                                                  171                     (74)
                                                                          ---------               ---------
INCOME BEFORE INCOME TAXES                                                    2,168                   2,408
Income tax provision                                                            759                     795
                                                                          ---------               ---------
NET INCOME
                                                                          $   1,409               $   1,613
                                                                          =========               =========
BASIC NET INCOME PER COMMON SHARE                                         $    0.22               $    0.25
WEIGHTED AVERAGE BASIC SHARES OUTSTANDING                                     6,429                   6,392
DILUTED NET INCOME PER COMMON SHARE                                       $    0.21               $    0.25
WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING                                   6,573                   6,547

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

                                                                                NINE MONTHS ENDED
                                                                    SEPTEMBER 28, 2002      SEPTEMBER 29, 2001
                                                                         (UNAUDITED)             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                $   1,409               $   1,613
Adjustments to reconcile net income to
  net cash provided by operating activities:
Depreciation and amortization                                                 3,873                   4,102
Loss on disposal of assets                                                      155                     (15)
Provision for deferred income taxes                                              10                      (3)
Allowance for doubtful accounts                                                   6                      27
(Increase) decrease in:
    Accounts receivable                                                      (1,546)                    227
    Inventories                                                                 302                     352
    Taxes receivable                                                            668                    (468)
    Other current assets                                                        603                     123
    Other assets                                                                (51)                     21
Increase (decrease) in:
    Accounts payable                                                            464                    (244)
    Accrued expenses and other liabilities                                      292                     466
    Dividends payable                                                             1                      --
    Taxes payable                                                               458                    (315)
    Other liabilities                                                           (37)                    (38)
                                                                          ---------               ---------
Net cash provided by operating activities                                     6,607                   5,848

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                         (4,883)                 (2,858)
Proceeds from dispositions of equipment                                          53                      55
                                                                          ---------               ---------
Net cash used in investing activities                                        (4,830)                 (2,803)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt                                                               --                     571
Repayment of debt                                                              (778)                 (1,408)
Proceeds from stock issuance                                                    217                      --
Dividends to shareholders                                                      (771)                   (766)
                                                                          ---------               ---------
Net cash used in financing activities                                        (1,332)                 (1,603)

Effect of exchange rate changes on
  cash and cash equivalents                                                     113                      27
                                                                          ---------               ---------
Net (decrease)/increase in cash and cash equivalents                            558                   1,469
                                                                          ---------               ---------
Cash and cash equivalents, beginning of period                                3,611                   2,698
                                                                          ---------               ---------
Cash and cash equivalents, end of period                                      4,169               $   4,167
                                                                          =========               =========
Supplemental disclosure of cash flow information:
Cash paid/(received):
    Interest                                                                    455                     675
    Income taxes                                                          $    (377)              $   1,581